Exhibit 99.1
news release
For Immediate Release
Employers Holdings, Inc. Reports First Quarter 2021 Results;
Declares Second Quarter 2021 Cash Dividend of $0.25 per Share

Company to Host Conference Call on Friday, April 23, 2021, at 11:00 a.m. Eastern Daylight Time

Reno, Nevada - April 22, 2021 - Employers Holdings, Inc. (the “Company”) (NYSE:EIG), a holding company with subsidiaries that are specialty providers of workers' compensation insurance and services focused on select, small businesses engaged in low-to-medium hazard industries, today reported financial results for its first quarter ended March 31, 2021.
Financial Highlights
•Record number of ending policies in-force (104,772), up 3.3% year-over-year and up 1.2% since year-end;
•Net income of $23.1 million, or $0.80 per diluted share;
•Adjusted net income of $14.7 million, or $0.51 per diluted share;
•Net pretax realized and unrealized gains on investments recorded through the income statement of $10.9 million;
•Net investment income of $18.4 million, down 8% year-over-year;
•Net premiums earned of $133.9 million, down 20% year-over-year;
•Favorable prior year loss reserve development on voluntary business of $13.4 million, versus $3.0 million a year ago;
•The Company repurchased 298,546 shares of its common stock at an average price of $32.21 per share;
•Book value per share including the Deferred Gain of $46.00, down 1.3% for the quarter including dividends declared.

Management Commentary
Chief Executive Officer Katherine Antonello commented: “During the first quarter, we delivered a 4.8% annualized return on adjusted equity and a combined ratio of 93.9% within our largest operating segment, Employers. These were favorable operating results considering the challenging macro-economic environment for small businesses, however our top line continues to be adversely impacted by a meaningful decrease in new business premium and lower average policy sizes as a result of the ongoing COVID-19 pandemic.
While our new business premium production did not meet our expectations in January and February, we are encouraged by the rebound we experienced in March and are experiencing thus far in April. We closed the quarter with another record number of policies in-force, which demonstrates that our policyholders are enduring the pandemic and small businesses are shopping for workers compensation coverage. As widespread vaccination occurs and the labor market improves, we are optimistic that rising payrolls will serve to increase premium. In support of this anticipated recovery, we have continued to pursue and advance the significant investments we have made in delivering a superior customer experience for our agents.
Regarding our expenses, during the first quarter: (i) we underwent a reduction-in-force, which impacted approximately 7% of our workforce; (ii) our former Chief Executive Officer retired, as planned; and (iii) we realigned the organization to increase efficiency and generate cost savings. As a result, our first quarter underwriting and general and administrative expenses of $46.6 million will be the high-water mark for 2021 and you can expect to see immediate and significant expense reductions for the remainder of the year.”
Ms. Antonello continued, “Our Cerity operating segment, which offers digital workers’ compensation insurance solutions directly to consumers, is gaining traction and has already written close to $500,000 in premium thus far in 2021. While the low-to-medium hazard direct to consumer workers’ compensation market is relatively immature and Cerity is an early entrant in this space, we believe that its technological and intellectual capabilities will support our future growth initiatives, deliver greater pricing precision and flexibility, and provide direct access to workers' compensation insurance for customers seeking an online experience.
In summary, our primary goal for 2021 remains unchanged. We are preparing to fully capitalize on the upcoming labor market improvement, while continuing to maintain underwriting discipline and actively managing our expenses. Our balance sheet and capital position are very strong and are highly supportive of these initiatives.”

Summary of First Quarter 2021 Results
(All comparisons vs. first quarter 2020, unless noted otherwise).
Gross premiums written were $148.3 million, a decrease of 20%. The decrease was primarily due to declines in new business premium, particularly in California, non-renewals of certain unprofitable accounts and a reduction in our estimated final audit premium accruals to reflect our estimate of the exposure adjustments on our in-force policies that we anticipate returning to our policyholders. Net premiums earned were $133.9 million, a decrease of 20% year-over-year.
Losses and loss adjustment expenses were $69.6 million, a decrease of 33%. The Company recognized $13.4 million of favorable prior year loss reserve development on voluntary business during the current period versus $3.0 million a year ago.
Commission expenses were $16.8 million, a decrease of 21%. The decrease was primarily due to the decrease in earned premiums.
Underwriting and general and administrative expenses were $46.6 million, versus $46.7 million. During the first quarter of 2021, the Company recognized a $2.3 million acceleration in share-based compensation in connection with the April 1, 2021 retirement of Douglas D. Dirks, its former President and Chief Executive Officer.
Other expenses were $2.9 million, representing employee severance costs resulting from a first quarter 2021 reduction-in-force. This action was taken to better align our expenses with our current revenues.
Net investment income was $18.4 million, a decrease of 8%. The decrease was primarily due to lower interest rates year-over-year impacting bond yields.
Income tax expense (benefit) was $4.5 million (16% effective rate) versus $(10.4) million (23% effective rate). The effective rates during each of the periods presented included income tax benefits associated with tax-advantaged investment income, LPT adjustments, and deferred gain amortization.
The Company’s book value per share of $41.67 and book value per share including the Deferred Gain of $46.00 each decreased by 1.3% during the first quarter of 2021, respectively, computed after taking into account dividends declared. These measures were impacted during the current period by $35.5 million of after-tax unrealized losses arising from fixed maturity securities (which are reflected on the balance sheet) and $8.0 million of net after tax unrealized gains arising from equity securities and other investments (which are reflected on the income statement).

Summary of Results by Segment
(see page 12 of the Financial Supplement for a description of our reportable segments. All comparisons vs. first quarter 2020, unless noted otherwise).

Employers Segment
The Employers segment reported net income (loss) before income taxes of $34.0 million versus $(37.7) million.

Highlights included the following:
–Underwriting income of $8.1 million versus $0.7 million;
–Combined ratio of 93.9% versus 99.5%;
–Current accident year loss and LAE ratio of 63.9% versus 65.6%;
–Favorable prior year loss reserve development of 10.4 percentage points versus 2.1 percentage points;
–Commission expense ratio of 12.5% versus 12.7%;
–Underwriting expense ratio of 27.9% versus 23.3%;
–Net investment income of $17.6 million versus $18.6 million; and
–Net realized and unrealized gains (losses) on investments recorded through the income statement of $10.8 million versus $(57.3) million.

Cerity Segment
The Cerity segment reported a net loss before income taxes of $2.9 million versus $4.7 million, and an underwriting loss of $3.7 million versus $3.8 million.

Highlights included the following:
–Written premium of $0.3 million versus less than $0.1 million;
–Net investment income of $0.7 million versus $0.8 million;
–Net realized and unrealized gains (losses) on investments recorded through the income statement of $0.1 million versus $(1.7) million; and
–Underwriting expenses of $3.7 million versus $3.8 million.

Corporate and Other
Corporate and Other activities reported a net loss before income taxes of $3.5 million versus $2.9 million.

Highlights included the following:
–LPT amortization, which served to reduce losses and LAE, of $2.1 million versus $2.4 million;
–Net investment income of $0.1 million versus $0.5 million; and
–General and administrative expenses of $5.6 million versus $3.7 million.

Share Repurchases and Second Quarter 2021 Dividend Declaration
During the first quarter of 2021, the Company repurchased 298,546 shares of its common stock at an average price of $32.21 per share. The Company currently has a remaining share repurchase authorization of $18.9 million.
On April 21, 2021, the Board of Directors declared a second quarter 2021 dividend of $0.25 per share. The dividend is payable on May 19, 2021 to stockholders of record as of May 5, 2021.

Earnings Conference Call and Webcast
The Company will host a conference call on Friday, April 23, 2021, at 11:00 a.m. Eastern Daylight Time / 8:00 a.m. Pacific Daylight Time.

To participate in the live conference call by telephone, dial +1 (888) 364-8443 or +1 (484) 747-6630 and use the conference call access code 3878857.

The webcast will be accessible on the Company’s web site at www.employers.com through the “Investors” link. An archived version of the webcast will remain on the Company’s web site for up to seven days following the live call. To listen to a recording of the call by telephone, dial +1 (855) 859-2056 or +1 (404) 537-3406 and use the conference call access code 3878857.

Reconciliation of Non-GAAP Financial Measures to GAAP
The information in this press release should be read in conjunction with the Financial Supplement that is attached to this press release and is available on our website.

Within this earnings release we present various financial measures, some of which are “Non-GAAP financial measures” as defined in Regulation G pursuant to Section 401 of the Sarbanes - Oxley Act of 2002. A description of these Non-GAAP financial measures, as well as a reconciliation of such Non-GAAP measures to our most directly comparable GAAP financial measures is included in the attached Financial Supplement. Management believes that these Non-GAAP measures are important to the Company's investors, analysts and other interested parties who benefit from having an objective and consistent basis for comparison with other companies within our industry. Management further believes that these measures are more relevant than comparable GAAP measures in evaluating our financial performance.

Forward-Looking Statements
In this press release, the Company and its management discuss and make statements based on currently available information regarding their intentions, beliefs, current expectations, and projections of, among other things, the Company's future performance, including the effects of the Coronavirus (COVID-19) pandemic, business growth, retention rates, loss costs, claim trends and the impact of key business initiatives, future technologies and planned investments. Certain of these statements may constitute “forward-looking” statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and are often identified by words such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “target,” “project,” “intend,” “believe,” “estimate,” “predict,” “potential,” “pro forma,” “seek,” “likely,” or “continue,” or other comparable terminology and their negatives. The Company and its management caution investors that such forward-looking statements are not guarantees of future performance. Risks and uncertainties are inherent in the Company’s future performance. Factors that could cause the Company's actual results to differ materially from those indicated by such forward-looking statements include, among other things, those discussed or identified from time to time in the Company’s public filings with the U.S. Securities and Exchange Commission (the "SEC"), including the risks detailed in the Company's Quarterly Reports on Form 10-Q and the Company's Annual Reports on Form 10-K. Except as required by applicable securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Filings with the SEC
The Company’s filings with the SEC and its quarterly investor presentations can be accessed through the “Investors” link on the Company's website, www.employers.com. The Company's filings with the SEC can also be accessed through the SEC's EDGAR Database at www.sec.gov (EDGAR CIK No. 0001379041).

About Employers Holdings, Inc.
EMPLOYERS® and America’s small business insurance specialist® are registered trademarks of EIG Services, Inc. Employers Holdings, Inc. is a holding company with subsidiaries that are specialty providers of workers' compensation insurance and services focused on select, small businesses engaged in low-to-medium hazard industries. The Company operates throughout the United States, with the exception of four states that are served exclusively by their state funds. Insurance is offered through Employers Insurance Company of Nevada, Employers Compensation Insurance Company, Employers Preferred Insurance Company, Employers Assurance Company and Cerity Insurance Company, all rated A- (Excellent) by the A.M. Best Company. Not all companies do business in all jurisdictions. See www.employers.com and www.cerity.com for coverage availability.

Contact Information
Company contact:
Mike Paquette (775) 327-2562 or mpaquette@employers.com

Investor relations contact:
Adam Prior, The Equity Group Inc. (212) 836-9606 or aprior@equityny.com